Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We, Netherland, Sewell & Associates, Inc., hereby consent to the inclusion of information in this Registration Statement on Form S-1, including any amendments thereto (the “Registration Statement”), and any related prospectuses of LandBridge Company LLC (the “Company”) of our “Waterbridge Preliminary Economic Well Count” report dated April 29, 2024 (the “Report”). We also hereby consent to the filing of this letter with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

We further consent to the reference to our firm, under the captions “Industry Data,” “Our Assets,” “Our Competitive Strengths,” “Industry,” and “Hydrocarbon Value Chain” in the Registration Statement, as acting in the capacity of an expert in relation to the preparation of the Report and the matters discussed therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chairman and Chief Executive Officer

Houston, Texas

May 31, 2024